UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

PIPE Securities Purchase Agreement

On October 23, 2024, 22nd Century Group, Inc. (the “Company”) and certain investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of prefunded warrants to purchase shares of common stock of the Company (the “Common Stock”) and warrants to purchase shares of Common Stock pursuant to a private placement (collectively, the “Offering”). The Investors purchased approximately $3 million of prefunded warrants and warrants, consisting of prefunded warrants to purchase an aggregate of 28,354,914 shares of Common Stock (the “Prefunded Warrants”) and warrants (the “Warrants”) to purchase an aggregate of 42,532,372 shares of Common Stock, at a purchase price of $0.10719 per Prefunded Warrant and accompanying Warrant. The Prefunded Warrants are immediately exercisable upon issuance. The Warrants are exercisable after the Stockholder Approval Date (as defined in the Securities Purchase Agreement) at an exercise price of $1.00 per share of common stock, expire on the date that is five (5) years after the Stockholder Approval Date and are subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then effective exercise price of such Warrants, then such exercise price shall be lowered to such price at which the shares were offered. The Offering is expected to close on October 24, 2024, subject to customary closing conditions.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 60 days after the effectiveness of the registration statement registering the Prefunded Warrants, the Warrants, and the shares of Common Stock issuable upon exercise of the Prefunded Warrants and the Warrants, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents. The Securities Purchase Agreement also provides that the Investors in the Offering have a right of participation in future equity or equity linked offerings by the Company for 9 months following the Closing Date (as defined in the Securities Purchase Agreement).

The Securities Purchase Agreement provides that, subject to certain exceptions, for a period of one year after the effectiveness of the registration statement registering the Prefunded Warrants, the Warrants, and the shares of Common Stock issuable upon exercise of the Prefunded Warrants and the Warrants, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement).

The net proceeds to the Company from the Offering, after deducting the fees of Dawson James Securities, Inc. (the “Placement Agent”) and the Company’s estimated offering expenses, are expected to be approximately $2.9 million.

The Prefunded Warrants and Warrants are being issued in a private placement and were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder. The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Investors of (i) the Prefunded Warrants and the shares of Common Stock issuable upon exercise of the Prefunded Warrants by November 1, 2024, and (ii) the Warrants and shares of Common Stock issuable upon exercise of the Warrants as soon as practicable.

The shares issuable upon exercise of the Warrants are subject to stockholder approval. The Company has agreed to hold an annual or special meeting on or before May 30, 2025, to have stockholders approve the issuance of the shares of Common Stock underlying the Warrants pursuant to applicable Nasdaq rules.

The Company will pay the Placement Agent a cash fee of $100,000, and will reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $30,000. In addition, the Company agreed to issue placement agent warrants to purchase an aggregate of 2,268,393 shares of common stock (the “Placement Agent Warrants”) to the Placement Agent or its designees with substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price of $1.25.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Prefunded Warrants, the Warrants and the Placement Agent Warrants are subject to, and qualified in their entirety by, the forms of such documents attached hereto as Exhibits 10.1, 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference. The Securities Purchase Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure required by this Item, and included in Item 1.01 of this Current Report, is incorporated herein by reference. The Prefunded Warrants, the Warrants, the Placement Agent Warrants and the shares of the Company’s Common Stock issuable upon exercise of the Prefunded Warrants, the Warrants and the Placement Agent Warrants have not been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 4.1	Form of Prefunded Warrant
Exhibit 4.2	Form of Warrant
Exhibit 4.3	Form of Placement Agent Warrant
Exhibit 10.1	Form of Securities Purchase Agreement, dated October 23, 2024, by and between 22nd Century Group, Inc. and each of the Purchasers (as defined therein).
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence D. Firestone
Date: October 23, 2024	Lawrence D. Firestone
Chief Executive Officer